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                                                                   EXHIBIT 3.138

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/11/1998
    981354027 - 2943581


                            CERTIFICATE OF FORMATION

                                       OF

                         TRIUMPH OUTDOOR LOUISIANA, LLC

     1. The name of the limited liability company is Triumph Outdoor Louisiana, LLC.

     2. The address of its registered office in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware, 19901. The name of its registered agent at such address is United Corporate Services, Inc.

     3.   This Certificate of Formation shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Triumph Outdoor Louisiana, LLC as of this 11th day of September, 1998

                                             /s/ Francis X. Santangelo
                                             ---------------------------------
                                             Francis X. Santangelo
                                             Organizer